UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 2, 2023

O’Reilly Automotive, Inc.

(Exact name of registrant as specified in its charter)

Missouri	000-21318	27-4358837
(State or other jurisdiction	Commission file	(I.R.S. Employer
of incorporation or organization)	number	Identification No.)

233 South Patterson Avenue

Springfield, Missouri 65802

(Address of principal executive offices, Zip code)

(417) 862-6708

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock $0.01 par value	ORLY	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of Securities Act of 1933 (230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 2 – Financial Information

Item 2.02 – Results of Operations and Financial Condition

On February 8, 2023, O’Reilly Automotive, Inc. (the “Company”) issued a press release announcing its 2022 fourth quarter and full-year earnings.  The text of the press release is attached hereto as Exhibit 99.1.

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 2, 2023, the Board of Directors (the “Board”) of the Company amended its stock ownership requirements so that it now also applies to its affiliated Board Director(s), President(s), and Co-President(s).  The Board believes that its amended stock ownership requirements further align the interests of the Company’s Board and management with those of its shareholders.  The affiliated Director and executive stock ownership requirements, as amended, are identified below:

•	Affiliated Board Director(s) – maintain a minimum ownership requirement of five times base salary
•	Chief Executive Officer – maintain a minimum ownership requirement of five times base salary
•	President(s) and Co-President(s) – maintain a minimum ownership requirement of four times base salary
•	Chief Financial Officer, Chief Operating Officer and Executive Vice President(s) – maintain a minimum ownership requirement of three times base salary
•	Senior Vice President(s) – maintain a minimum ownership requirement of two times base salary

The affiliated Directors and executives listed above must comply with and maintain the stock ownership requirements within five years of February 2, 2023, the effective date of the requirements, or within five years of the attainment of an applicable position.  Shares included in the determination of the affiliated Director and executive stock ownership requirements are identified below:

•	Shares owned directly
•	Shares owned through the Company’s Employee Stock Purchase Plan
•	Shares of stock equivalents held in the Company’s Profit Sharing Plan
•	Restricted shares awarded by the Company, which have vested
•	Tax affected intrinsic value of stock options granted by the Company, which have vested

If any of the affiliated Directors or executives listed above fails to comply with these ownership requirements within the specified time period, such person(s) will be required to hold 50% of net after-tax shares received upon the exercise of any stock option and will be restricted from selling shares of the Company until compliance is achieved.  The requirements no longer apply to an executive upon reaching the age of 62 and, in addition, the Board has discretion to waive the requirements for an executive in its sole discretion.

The Board also reiterated its stock ownership requirements for its independent Board Directors at a minimum of five times their annual cash retainer.  The independent Directors must comply with and maintain the stock ownership requirements within five years of the date they first become a Director or of a change in the minimum requirement.  Shares included in the determination of the independent Director stock ownership requirements are identified below:

•	Shares owned directly or indirectly
•	Restricted shares awarded by the Company, which have vested
•	Intrinsic value of stock options granted by the Company, which have vested

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release dated February 8, 2023
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

The information in Item 2 of this Current Report on Form 8-K, including the exhibit hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2023	O’REILLY AUTOMOTIVE, INC.

	By:	/s/ Jeremy A. Fletcher
Jeremy A. Fletcher
Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)